SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

The Edelman Financial Group Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

Agreement and Plan of Merger

On April 16, 2012, The Edelman Financial Group Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Summer Holdings II, Inc., a Delaware corporation (“Parent”), and Summer Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Lee Equity Partners, LLC, a New York based private equity firm (“Lee Equity”). The Merger Agreement was negotiated on behalf of the Company by a special committee of the Board of Directors of the Company composed entirely of independent directors (the “Special Committee”), with the assistance of independent financial and legal advisors. Following the unanimous recommendation of the Special Committee, the full Board of Directors of the Company unanimously approved the Merger Agreement on April 13, 2012.

At the effective time of the Merger, each share of the Company’s common stock (the “Shares”) issued and outstanding immediately prior to such time (other than (a) certain Shares beneficially owned by management and employees of the Company to be rolled over and contributed to Parent or Merger Sub, (b) Shares held by shareholders who properly exercise and perfect appraisal rights, and (c) Shares owned by Parent, Merger Sub, the Company, or certain of their respective subsidiaries) shall be automatically cancelled and converted into the right to receive $8.85 in cash (the “Per Share Merger Consideration”), without interest, on the terms and subject to the conditions set forth in the Merger Agreement.

Consummation of the Merger is subject to certain closing conditions, including without limitation (a) the approval of the Merger Agreement by a two-thirds majority of the outstanding shares of the Company’s common stock and by a majority of the outstanding shares of the Company’s common stock held by unaffiliated shareholders, (b) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended, (c) receipt of applicable regulatory approvals, (d) the absence of any law or order that is in effect and restrains, enjoins, or otherwise prohibits the Merger, and (e) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement (subject to customary materiality qualifiers). Parent’s obligation to consummate the Merger is further conditioned on (x) the absence of a Company Material Adverse Effect having occurred or reasonably expected to occur since signing, (y) the closing date assets under management of Edelman Financial Services, LLC (“EFS”) being at least 85% of EFS’s assets under management as of February 29, 2012 (adjusted to exclude the effect of changes due to market appreciation or depreciation) and (z) the accuracy of certain limited representations and warranties related to an asset of the Company to be sold in connection with Parent’s financing of the Merger.

Parent has obtained equity, debt and other financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be used by Parent to (a) pay the aggregate Per Share Merger Consideration, (b) pay any cash amounts owed under the Rollover Contribution Agreements described below, (c) pay any and all related fees and expenses required to be paid by Parent, Merger Sub and the surviving corporation in connection with the Merger and the transactions contemplated by the Rollover Contribution Agreements, and (d) satisfy all of the other payment obligations of Parent, Merger Sub and the surviving corporation contemplated by the Merger Agreement. Affiliates of Lee Equity have committed to capitalize Parent, at or prior to the Closing, with an aggregate equity contribution in an amount up to $132 million, on the terms and subject to the conditions set forth in an equity commitment letter dated April 16, 2012. Certain affiliates of Lee Equity have also agreed to guarantee the full amount of the reverse termination fee and certain other monetary obligations that may become payable by Parent under the Merger Agreement, on the terms and subject to the conditions set forth in a limited guarantee in favor of the Company, dated April 16, 2012. Parent has obtained debt and other financing commitments in the aggregate amount of approximately $190 million, on the terms and subject to the conditions set forth in the debt commitment letters, dated April 16, 2012 and a receivables purchase commitment letter dated April 16, 2012.

During the period beginning on April 16, 2012, and continuing until 11:59 p.m. Central Time on May 26, 2012 (the “Go-Shop Period”), the Special Committee may, on behalf of the Company, solicit, initiate, facilitate, or encourage alternative acquisition proposals from third parties and provide non-public information to, and participate in discussions and negotiate with, third parties with respect to acquisition proposals, on the terms and subject to the conditions of the Merger Agreement. To the extent the Special Committee in good faith determines that one or more alternative acquisition proposals received during the Go-Shop Period constitutes or could be reasonably expected to result in a transaction that is superior to the Merger, the party making such proposal will be designated by the Special Committee as a “Go-Shop Party” and the Special Committee may continue negotiations with such Go-Shop Party for an additional 20 calendar days. Starting at 12:00 a.m. Central Time on June 15, 2012, except with respect to Go-Shop Parties, the Company will become subject to customary restrictions on its ability to solicit acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding acquisition proposals.

To the extent the Special Committee, in accordance with the procedures set forth in the Merger Agreement, determines that an alternative acquisition proposal is superior to the Merger, the Company may terminate the Merger Agreement and accept the superior proposal, subject to compliance with customary matching rights in favor of Parent and payment to Parent of a termination fee. In such an event, if the Merger Agreement is terminated by the Company prior to 11:59 p.m. Central Time on June 15, 2012 (as the same may be extended under the Merger Agreement, the “Cut-Off Date”) in connection with the Company entering into an acquisition agreement with a Go-Shop Party, the amount of the termination fee payable by the Company will be $4.0 million (plus expense reimbursement of up to $1.0 million). If, however, the Merger Agreement is terminated by the Company in connection with the Company entering into an acquisition agreement with a third party who is not a Go-Shop Party or which termination occurs after the Cut-Off Date, the amount of the termination fee payable by the Company will be $8.0 million (plus expense reimbursement of up to $2.0 million).

The Merger Agreement contains certain other termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $8 million and may also be required to reimburse Parent’s expenses up to $2 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $16.0 million under certain circumstances specified in the Merger Agreement.

The representations, warranties, and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub and the additional persons specifically described therein. In addition, such representations, warranties, and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement, which might differ from what is viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof in the Merger Agreement as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Annual Reports on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and any other documents that the Company files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. Pursuant to rules of the SEC, the exhibits to the Merger Agreement (including the statutory plan of merger and the forms of the Company’s articles of incorporation and bylaws following the Merger) and the disclosure schedules have not been filed as part of Exhibit 2.1. The Company will supplementally furnish the SEC with these exhibits and schedules upon its request.

Rollover Contribution Agreements

Fredric M. Edelman and The Edelman Financial Center, Inc., an entity wholly owned by Mr. Edelman (“TEFC Inc.”), entered into a contribution agreement with Lee Summer, LP (the “Partnership”) pursuant to which TEFC Inc. will contribute, prior to the Closing and subject to the terms and conditions therein, all of its membership interests in The Edelman Financial Center, LLC to the Partnership in exchange for cash and equity interests in the Partnership. The Company is not a party to the contribution agreement.

Edward W. Moore entered into a contribution agreement with the Partnership pursuant to which he will contribute, prior to the Closing and subject to the terms and conditions therein, all of his membership interests in The Edelman Financial Center, LLC to the Partnership in exchange for cash and equity interests in the Partnership. The Company is not a party to the contribution agreement.

George L. Ball, Don A. Sanders and the 2003 Sanders Children’s Trust, Ben T. Morris, and Bruce W. McMaken each entered into a contribution agreement (collectively, and together with the contribution agreements of Mr. Edelman and Mr. Moore, the “Rollover Contribution Agreements”) with the Partnership pursuant to which they will contribute, prior to the Closing and subject to the terms and conditions therein, a portion of their respective shares of common stock of the Company to the Partnership in exchange for equity interests in the Partnership. The Company is not a party to these contribution agreements.

Voting Agreement

George L. Ball, Don A. Sanders, the 2003 Sanders Children’s Trust, the 1998 Sanders Children’s Trust, Ben T. Morris, Fredric M. Edelman and TEFC Inc. collectively beneficially own approximately 26% of the outstanding shares of the Company’s common stock and, concurrently with the execution of the Merger Agreement and in their capacities as shareholders of the Company, have entered into voting agreements (the “Voting Agreements”) with Parent pursuant to which they have agreed, among other things, to vote their shares in favor of the approval of the Merger Agreement and other proposals necessary to consummate the Merger. Each Voting Agreement terminates by its terms if the Merger Agreement is terminated. The Company is a third party beneficiary of certain provisions of the Voting Agreements but is not a party to the Voting Agreements. The Voting Agreements are attached hereto as Exhibit 10.1 and 10.2, which are incorporated herein by reference.

The foregoing description of the Rollover Contribution Agreements, the Voting Agreements and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements.

Item 8.01. Other Events.

On April 16, 2012, the Company issued a press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, the Company circulated an internal announcement of the Merger and a “frequently asked questions” communication, in each case to Company employees on April 16, 2012, which are attached hereto as Exhibits 99.2 and 99.3.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements relating to the potential acquisition of the Company by an affiliate of funds managed by Lee Equity Partners, LLC, including, without limitation, statements relating to the benefits of the proposed transaction, statements relating to future performance of the Company, statements relating to the completion of the proposed transaction the expected date of closing of the transaction and other statements containing words such as “may,” “could,” “should,” “would,” “estimate,” “expect,” “future,” and similar expressions or statements of current expectation, assumption or opinion. These are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) the Company may be unable to obtain shareholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the Company may be adversely affected by other economic, business, and/or competitive factors; (6) legislative developments; (7) changes in tax and other laws; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (9) the failure to receive the necessary debt financing set forth in the commitment letters received in connection with the transaction, and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q, and 8-K, including, but not limited to, those described in the Company’s Form 10-K for the fiscal year ended December 31, 2011. These forward-looking statements reflect the Company’s expectations as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement and other materials with the Securities and Exchange Commission. The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2011, with respect to the 2011 Annual Meeting of Shareholders of the Company as well as other proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and information concerning all of the Company participants in the solicitation will be included in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Company’s website, www.edelmanfinancial.com, or at the Securities and Exchange Commission’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to:

Susan Bailey

Corporate Secretary

The Edelman Financial Group Inc.

600 Travis, Suite 5800

Houston, Texas 77002

Telephone: 713-220-5115

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger dated April 16, 2012, among The Edelman Financial Group Inc., Summer Holdings II, Inc., and Summer Merger Sub, Inc.*

10.1	Voting Agreement, dated as of April 16, 2012, among George L. Ball, Benjamin T. Morris, Don A. Sanders, the 2003 Sanders Children’s Trust, the 1998 Sanders Children’s Trust and Summer Holdings II, Inc.

10.2	Voting Agreement, dated as of April 16, 2012, among Frederic M. Edelman, The Edelman Financial Center, Inc. and Summer Holdings II, Inc.

99.1	Press Release by The Edelman Financial Group Inc. dated April 16, 2012 announcing the Agreement and Plan of Merger.

99.2	Internal Employee Announcement dated April 16, 2012.

99.3	Employee FAQ.

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EDELMAN FINANCIAL GROUP INC.

By:	/s/ George L. Ball

George L. Ball,
Co-Chief Executive Officer

Date: April 16, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated April 16, 2012, among The Edelman Financial Group Inc., Summer Holdings II, Inc., and Summer Merger Sub, Inc.*

10.1	Voting Agreement, dated as of April 16, 2012, among George L. Ball, Benjamin T. Morris, Don A. Sanders, the 2003 Sanders Children’s Trust, the 1998 Sanders Children’s Trust and Summer Holdings II, Inc.

10.2	Voting Agreement, dated as of April 16, 2012, among Frederic M. Edelman, The Edelman Financial Center, Inc. and Summer Holdings II, Inc.

99.1	Press Release by The Edelman Financial Group Inc. dated April 16, 2012 announcing the Agreement and Plan of Merger.

99.2	Internal Employee Announcement dated April 16, 2012.

99.3	Employee FAQ.

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.